EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-3, No. 333-111091) for the registration of shares of its common stock and to the incorporation by reference therein and in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated February 21, 2003, with respect to the financial statements of Onyx Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
February 2, 2004